Exhibit 10.11

AMENDMENT NO. 2 TO NOTE AND SECURITY AGREEMENT

This Amendment No. 2 to Note and Security Agreement (“Second Amendment”) is entered into as of May 12, 2016 (“Effective Date”), is by and among RJ CREDIT LLC, a Delaware limited liability company (“Lender”), and PEDEVCO CORP., a company organized and existing under the State of Texas (“Borrower”), collectively referred to hereinafter as the “Parties.”

RECITALS

A. By that certain Note and Security Agreement, dated as of April 10, 2014 (the “Agreement”), RJ RESOURCES CORP., a Delaware corporation, borrowed funds from RJ CREDIT LLC (“Lender”) to provide financing for the working capital needs of RJ Resources Corp. as the “Borrower” thereunder, not to exceed $10,000,000 as the maximum aggregate principal amount outstanding at any time. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

B. By that certain Assumption and Consent Agreement, dated February 23, 2015, Borrower was assigned and assumed all of the rights and obligations of RJ Resources Corp. under the Agreement, which Agreement was amended by Borrower and Lender pursuant to that certain Amendment to Note and Security Agreement, dated February 23, 2015 (the Agreement, as amended, the “Amended Agreement”).

C. By this Second Amendment, the Parties desire to further amend the Amended Agreement to make certain revisions to the terms thereof as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to further amend the Amended Agreement as follows:

1. Termination Date.  The “Termination Date”, as defined in Section 1(a) of the Agreement and used throughout the Agreement, is hereby amended, revised and changed to July 11, 2019.

2. No Obligation of Lender.  The following sentence is hereby added to the end of Section 1(a) of the Agreement:

“As of May 12, 2016, all accrued and unpaid interest outstanding under the Loan is hereby capitalized and added to principal, with the aggregate principal balance outstanding on the Loan equaling $9,379,431.82.  The Lender is not obligated or required to make any further Advances to the Borrower under the terms of this Agreement.”

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3. Per Annum Interest Rate.  Section 1(e) of the Agreement is hereby deleted in its entirety and replaced with the following Section 1(e):

“The principal amount of each Advance shall bear interest at the per annum rate of twelve percent (12%) on an actual/360 day basis, payment of which shall be due and payable on the Termination Date.  Following the occurrence and during the continuance of an Event of Default (as defined in Section 8), the per annum interest rate on each Advance shall be increased to twenty-four percent (24%) per annum.”

4. Subordination.  The following new Section 1(h) is hereby added to the Agreement and is stated as follows:

“The Loan is subordinate and subject to the terms and conditions of (i) those certain Senior Secured Promissory Notes, each dated May 12, 2016, issued by Borrower to BBLN-Pedco Corp., BHLN-Pedco Corp. and RJ Credit LLC in the aggregate principal amount of $25,960,000 and any successor or assigns thereof, as investors (the “Senior Secured Notes”), (ii) those certain Amended and Restated Secured Promissory Notes, each dated May 12, 2016, issued by Borrower to each of BRE BCLIC Sub, BRE WNIC 2013 LTC Primary, BRE WNIC 2013 LTC Sub, Heartland Bank, Senior Health Insurance Company of Pennsylvania and RJ Credit LLC in the aggregate principal amount of $38,909,847.25 and any successor or assigns thereof, as investors (the “Amended and Restated Notes”), (iii) that certain Amended and Restated Note Purchase Agreement, dated May 12, 2016, as amended and modified, and (iv) any other documents or agreements executed or delivered in connection with the Senior Secured Notes, the Amended and Restated Notes or the Amended and Restated Note Purchase Agreement (collectively, the “Transaction Documents”).

The payment of, and the lien granted hereunder on the Borrower and/or its subsidiaries’ assets as collateral security for, the Loan shall be subordinated to the payment in full of the Senior Secured Notes and the Amended and Restated Notes, and no payments or other distributions whatsoever shall be made on the Loan, nor shall any property or assets of the Borrower and /or its subsidiaries be applied to the purchase or other acquisition or retirement of the Loan until the payment in full of all obligations under the Senior Secured Notes, Amended and Restated Notes and the other Transaction Documents.”

5. This Amendment and the obligations and benefits in it are binding upon the heirs, personal representatives, successors and assigns of the Parties.  This Amendment may not be terminated or amended without the prior written consent of BAM Administrative Services LLC.

6. Upon the effectiveness of this Amendment, each reference in the Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Agreement as modified or amended hereby.

7. All remaining provisions of the Agreement remain effective, and are hereby ratified by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date set forth above.

PEDEVCO CORP.

By: /s/ Michael Peterson
       Michael Peterson
       President

RJ CREDIT LLC

By: /s/ David Steinberg
       David Steinberg
       Authorized Signatory